Exhibit 99.1

Citrix Reports 2012 Fourth Quarter and Fiscal Year Financial Results

Quarterly revenue of $740 million up 19% year over year

Fourth quarter GAAP diluted earnings per share of $0.60

Fourth quarter non-GAAP diluted earnings per share of $0.90

Deferred revenue of $1.2 billion as of year end; up 25% year-over-year

Fourth quarter cash flow from operations of $227 million; up 34% year-over-year

SANTA CLARA, Calif.--(BUSINESS WIRE)--January 30, 2013--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the fourth quarter and fiscal year ended December 31, 2012.

FINANCIAL RESULTS

For the fourth quarter of fiscal year 2012, Citrix achieved revenue of $740 million, compared to $619 million in the fourth quarter of fiscal year 2011, representing 19 percent revenue growth. For fiscal year 2012, Citrix reported annual revenues of $2.59 billion, compared to $2.21 billion for fiscal year 2011, a 17 percent increase.

GAAP Results

Net income for the fourth quarter of fiscal year 2012 was $114 million, or $0.60 per diluted share, compared to $109 million, or $0.58 per diluted share, for the fourth quarter of fiscal year 2011. Annual net income for fiscal year 2012 was $353 million, or $1.86 per diluted share, compared to $356 million, or $1.87 per diluted share for fiscal year 2011.

Non-GAAP Results

Non-GAAP net income for the fourth quarter of fiscal year 2012 was $169 million, or $0.90 per diluted share, compared to $147 million, or $0.78 per diluted share for the fourth quarter of fiscal year 2011. Non-GAAP net income excludes the effects of amortization of acquired intangible assets, stock-based compensation expenses and the tax effects related to these items.

Annual non-GAAP net income for fiscal year 2012 was $543 million, or $2.87 per diluted share, compared to $473 million, or $2.48 per diluted share, for fiscal year 2011. Non-GAAP net income excludes the effects of amortization of acquired intangible assets, stock-based compensation expenses and the tax effects related to these items. In addition, non-GAAP net income for fiscal year 2011 excludes amounts recorded in connection with the restructuring program that the company implemented in January 2009 and the related tax effect.

"I'm pleased with our results, both financial and strategic," said Mark Templeton, president and CEO at Citrix. "We focused on execution to leverage new routes to market, acquire new customers, and drive subscription, maintenance and technical services growth. We also saw success in our newer markets.

"Our customers are increasingly interested in mobility. CIOs are looking to mobility to help deal with IT consumerization, a multi-generational workforce, collaboration, consolidation and disruption.

"Mobility and cloud services represent an accelerating transformation in the workplace, and as we look into 2013, we are uniquely positioned to help our customers change the way they work, the devices and apps they use, and the way services are delivered."

Q4 Financial Summary

In reviewing the results for the fourth quarter of fiscal year 2012, compared to the fourth quarter of fiscal year 2011:

  Product and license revenue increased 17 percent;
  Software as a service revenue increased 18 percent;
  Revenue from license updates and maintenance increased 22 percent;
  Professional services revenue, which is comprised of consulting, product training and certification, increased 20 percent;
  Revenue increased in the Pacific region by 52 percent; increased in the EMEA region by 19 percent; and increased in the America’s region by 14 percent;
  Deferred revenue totaled $1.2 billion, compared to $960 million as of December 31, 2011, an increase of 25%;
  GAAP operating margin was 20 percent and non-GAAP operating margin was 30 percent, excluding the effects of amortization of acquired intangible assets and stock-based compensation expenses;
  Cash flow from operations was $227 million for the fourth quarter of fiscal year 2012, compared with $170 million for the fourth quarter of fiscal year 2011; and
  The company repurchased 1.2 million shares at an average price of $63.93.

Annual Financial Summary

In reviewing the results for fiscal year 2012 compared to fiscal year 2011:

  Product and license revenue increased 12 percent;
  Software as a service revenue increased 19 percent;
  Revenue from license updates and maintenance increased 20 percent;
  Professional services revenue, which is comprised of consulting, product training and certification, increased 30 percent;

  Revenue increased in the Pacific region by 33 percent, increased in the EMEA region by 20 percent, and increased in the Americas’ region by 12 percent;
  GAAP operating margin was 15 percent and non-GAAP operating margin was 25 percent, excluding the effects of amortization of acquired intangible assets and stock-based compensation expense.
  Cash flow from operations was $819 million for fiscal year 2012 compared with $679 million for fiscal year 2011; and
  The company repurchased 3.8 million shares at an average price of $70.98.

Zenprise Acquisition

On January 2, 2013, Citrix completed its previously announced acquisition of privately held Zenprise, a leading innovator in mobile device management, or MDM, for cash consideration of approximately $327 million. Citrix intends to integrate the Zenprise offering for MDM with its Citrix CloudGateway™ and Me@Work™ solutions for managing mobile apps and data. As a result, enterprise IT customers will have a comprehensive set of tools that make it easier to manage and secure devices, apps and data, while users will be able to access apps from virtually any device, giving them the freedom to work and play anywhere.

The Zenprise acquisition will give Citrix the first solution in the industry for managing mobile devices, apps and data from a single, integrated enterprise mobility product line. This comprehensive approach can transform organizations into mobile enterprises with the security and control IT requires, the ease of use and flexibility users desire, and the productivity business demands.

Financial Outlook for Fiscal Year 2013

Citrix management expects to achieve the following results for fiscal year ending December 31, 2013:

  Net revenue is targeted to be in the range of $2.95 billion to $2.98 billion.
  GAAP diluted earnings per share is targeted to be in the range of $1.91 to $1.95. Non-GAAP diluted earnings per share is targeted to be in the range of $3.12 to $3.15, excluding $0.73 related to the effects of amortization of acquired intangible assets, $0.97 related to the effects of stock-based compensation expenses, and $(0.46) to $(0.53) for the tax effects related to these items. GAAP and non-GAAP diluted earnings per share for the fiscal year 2013 also includes $0.08 to $0.09 of dilution (excluding amortization of acquired intangible assets) related to the acquisition of Zenprise.
  GAAP and non-GAAP earnings per share guidance for fiscal year 2013 includes approximately $9.4 million in net tax benefits, related to 2012, all of which will be recorded in the first quarter of fiscal year 2013, from the extension of the 2012 U.S. research and development tax credit which was signed into law in January 2013.
  Non-GAAP tax rate, which excludes the effects of amortization of acquired intangible assets and stock-based compensation, is targeted to be in the range of 20 percent to 22 percent.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Financial Outlook for First Quarter 2013

Citrix management expects to achieve the following results for the first quarter of fiscal year 2013 ending March 31, 2013:

  Net revenue is targeted to be in the range of $670 million to $680 million.
  GAAP diluted earnings per share is targeted to be in the range of $0.31 to $0.33. Non-GAAP diluted earnings per share is targeted to be in the range of $0.62 to $0.63, excluding $0.19 related to the effects of amortization of acquired intangible assets, $0.23 related to the effects of stock-based compensation expenses, and $(0.10) to $(0.13) for the tax effects related to these items. GAAP and non-GAAP diluted earnings per share for the first quarter of fiscal year 2013 includes $0.05 to $0.06 of dilution (excluding amortization of acquired intangible assets) related to the acquisition of Zenprise.
  GAAP and non-GAAP earnings per share guidance for the first quarter of fiscal year 2013 includes approximately $9.4 million in net tax benefits, related to 2012, from the extension of the 2012 U.S. research and development tax credit which was signed into law in January 2013.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Conference Call Information

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available by dialing (855) 859-2056 or (404) 537-3406 (passcode required: 86113390).

About Citrix

Citrix (NASDAQ:CTXS) is the cloud computing company that enables mobile workstyles - empowering people to work and collaborate from anywhere, accessing apps and data on any of the latest devices, as easily as they would in their own office — simply and securely. Citrix cloud computing solutions help IT and service providers build both private and public clouds - leveraging virtualization and networking technologies to deliver high-performance, elastic and cost-effective services for mobile workstyles. With market leading solutions for mobility, desktop virtualization, cloud networking, cloud platforms, collaboration, and data sharing, Citrix helps organizations of all sizes achieve the kind of speed and agility necessary to succeed in an increasingly mobile and dynamic world. Citrix products are in use at more than 260,000 organizations and by over 100 million users globally. Annual revenue in 2012 was $2.59 billion. Learn more at www.citrix.com.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's president and chief executive officer, statements contained in the Financial Outlook for First Quarter 2013 and Financial Outlook for Fiscal Year 2013 sections, and under the Non-GAAP Financial Measures Reconciliation section, statements concerning Citrix’s integration of its Zenprise acquisition, product development plans and anticipated capabilities of its mobility product line, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the impact of the global economy and uncertainty in the IT spending environment; the success and growth of the company's product lines, including risks associated with successfully introducing new products into Citrix's distribution channels and ability of markets for these products to become mainstream and sustain growth; the company's product concentration and its ability to develop and commercialize new products and services, including its enterprise mobility and cloud platform products, while maintaining development and sales of its established virtualization, networking and collaboration products and services; disruptions due to changes and transitions in key personnel and succession risks; seasonal fluctuations in the company's business; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, OEM's and strategic partners and the company's reliance on and the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products and services; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix's acquisitions (including its recently completed acquisitions of Bytemobile and Zenprise), including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, disruption to our ongoing business and diversion of management's attention from our ongoing business; the recruitment and retention of qualified employees; risks in effectively controlling operating expenses, including failure to manage untargeted expenses; the effect of new accounting pronouncements on revenue and expense recognition; the risks associated with securing data and maintaining security of customer data stored by our services; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the inability to further innovate our technology or enter into new businesses due to the intellectual property rights of others; changes in the company's pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition; charges in the event of the impairment of acquired assets, investments or licenses; competition, international market readiness, execution and other risks associated with the markets for Citrix's products and services; unanticipated changes in tax rates or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix® is a trademarks or registered trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data - unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenues:
Product and licenses	$268,674	$229,047	$830,645	$744,513
Software as a service	135,421	114,404	511,323	430,213
License updates and maintenance (a)	302,981	248,410	1,125,094	940,181
Professional services (a)	32,920	27,505	119,061	91,485
Total net revenues	739,996	619,366	2,586,123	2,206,392

Cost of net revenues:
Cost of product and licenses revenues	33,086	19,559	96,962	74,393
Cost of services and maintenance revenues (b)	60,822	47,720	227,150	164,465
Amortization of product related intangible assets	23,460	14,821	80,025	54,741
Total cost of net revenues	117,368	82,100	404,137	293,599
Gross margin	622,628	537,266	2,181,986	1,912,793

Operating expenses:
Research and development (b)	122,208	102,076	450,571	380,674
Sales, marketing and services (b)	287,097	244,159	1,060,829	885,066
General and administrative (b)	58,852	50,703	245,259	213,673
Amortization of other intangible assets	9,050	4,514	34,549	16,390
Restructuring	-	-	-	24
Total operating expenses	477,207	401,452	1,791,208	1,495,827

Income from operations	145,421	135,814	390,778	416,966

Other income, net	3,815	2,732	19,451	13,531
Income before income taxes	149,236	138,546	410,229	430,497

Income tax expense	35,207	29,847	57,682	74,867
Net income	114,029	108,699	352,547	355,630
Net loss attributable to non-controlling interest	-	-	-	692
Net income attributable to Citrix Systems, Inc.	$114,029	$108,699	$352,547	$356,322

Earnings per common share – diluted	$0.60	$0.58	$1.86	$1.87
Weighted average shares outstanding – diluted	188,662	188,588	189,129	190,641

Certain fiscal year 2012 reclassifications have been reflected retroactively to provide comparability.

(a) During the first quarter of fiscal year 2012, Citrix reviewed the presentation of its Condensed Consolidated Statements of Income and adopted a revised presentation, which the company believes is more comparable to those presented by other companies in the industry. As a result, technical support, hardware maintenance and software updates revenues, which were previously presented in Technical Services and License Updates are classified together as License Updates and Maintenance. A corresponding change was made to rename Cost of Services Revenues to Cost of Services and Maintenance Revenues; however, there was no change in classification. Product training, certification and consulting services, which were previously presented in Technical Services, are classified together as Professional Services. Product Licenses has been renamed to Product and Licenses to more appropriately describe its composition of both software and hardware; however, there was no change in classification. The classification of Software as a Service remains unchanged. This change in manner of presentation does not affect the Company's total net revenues, total cost of net revenues or gross margin.

Conforming changes related to (a) have been made for the prior period presented, as follows:

		Three Months Ended December 31, 2011
As Previously Reported		Amount Reclassified	As Reported Herein
Revenues:			Revenues:
License updates	$192,914	$55,496	License updates and maintenance (2)	$248,410
Technical services (1)	83,001	(55,496)	Professional services (3)	27,505
Total	$275,915	$-	Total	$275,915
		Year Ended December 31, 2011
As Previously Reported		Amount Reclassified	As Reported Herein
Revenues:			Revenues:
License updates	$741,834	$198,347	License updates and maintenance (2)	$940,181
Technical services (1)	289,832	(198,347)	Professional services (3)	91,485
Total	$1,031,666	$-	Total	$1,031,666

(1) Technical services revenue was comprised of hardware maintenance, consulting services, product training and certification and technical support.

(2) License updates and maintenance is comprised of license updates, hardware and software maintenance and technical support.

(3) Professional services is comprised of consulting services and product training and certification.

(b) During the first quarter of fiscal year 2012, Citrix revised its methodology for allocating certain IT support costs to more closely align these costs to the employees directly utilizing the related assets and services. As a result, certain IT support costs have been reclassified from general and administrative expenses to cost of services and maintenance revenues, research and development expenses and sales, marketing and services expenses based on the headcount in each of these functional areas. This change in manner of presentation does not affect the company's income from operations or cash flows. Conforming changes related to (b) have been made for the prior periods presented, as follows:

		Three Months Ended December 31, 2011
As Previously Reported		Amount Reclassified	As Reported Herein
Cost of services revenues	$44,780	$2,940	Cost of services and maintenance revenues	$47,720
Research and development	88,764	13,312	Research and development	102,076
Sales, marketing and services	233,231	10,928	Sales, marketing and services	244,159
General and administrative	77,883	(27,180)	General and administrative	50,703
Total	$444,658	$-	Total	$444,658

		Year Ended December 30, 2011
As Previously Reported		Amount Reclassified	As Reported Herein
Cost of services revenues	$153,063	$11,402	Cost of services and maintenance revenues	$164,465
Research and development	343,727	36,947	Research and development	380,674
Sales, marketing and services	839,818	45,248	Sales, marketing and services	885,066
General and administrative	307,270	(93,597)	General and administrative	213,673
Total	$1,643,878	$-	Total	$1,643,878

CITRIX SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In thousands - unaudited)

	December 31, 2012	December 31, 2011
ASSETS:
Cash and cash equivalents	$643,609	$333,296
Short-term investments	285,022	406,461
Accounts receivable, net	630,956	484,431
Inventories, net	10,723	8,507
Prepaid expenses and other current assets	106,579	95,419
Current portion of deferred tax assets, net	30,506	44,916
Total current assets	1,707,395	1,373,030

Long-term investments	595,313	737,844
Property and equipment, net	303,294	277,429
Goodwill	1,518,219	1,239,120
Other intangible assets, net	556,205	343,372
Long-term portion of deferred tax assets, net	16,616	67,479
Other assets	66,539	61,267
Total assets	$4,763,581	$4,099,541

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable	$71,116	$58,034
Accrued expenses and other current liabilities	256,259	214,836
Income taxes payable	49,346	8,300
Current portion of deferred tax liabilities, net	876	79,318
Current portion of deferred revenues	965,276	818,642
Total current liabilities	1,342,873	1,179,130

Long-term portion of deferred revenues	232,719	141,241
Long-term portion of deferred tax liabilities, net	30,839	20,247
Other liabilities	35,373	28,433

Stockholders' equity:
Common stock	287	283
Additional paid-in capital	3,691,111	3,385,053
Retained earnings	2,564,018	2,211,471
Accumulated other comprehensive loss	(7,705)	(11,561)
Less – common stock in treasury, at cost	(3,125,934)	(2,854,756)
Total stockholders' equity	3,121,777	2,730,490
Total liabilities and stockholders’ equity	$4,763,581	$4,099,541

CITRIX SYSTEMS, INC.
Condensed Consolidated Statement of Cash Flows
(In thousands - unaudited)

	Three Months Ended December 31, 2012	Year Ended December 31, 2012
OPERATING ACTIVITIES
Net Income	$114,029	$352,547
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	60,818	214,873
Stock-based compensation expense	41,018	149,940
Deferred income tax benefit	(70,791)	(70,791)
Provision for accounts receivable allowances	2,995	12,527
Other non-cash items	(7,154)	(21,106)
Total adjustments to reconcile net income to net cash	26,886	285,443
provided by operating activities
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(178,113)	(107,628)
Inventory	139	(2,024)
Prepaid expenses and other current assets	17,919	(9,195)
Other assets	(3,889)	(1,497)
Accounts payable	6,625	(426)
Accrued expenses and other current liabilities	23,084	45,135
Deferred revenues	143,982	216,798
Income taxes, net	75,420	39,004
Other liabilities	639	370
Total changes in operating assets and liabilities, net of the effects of acquisitions	85,806	180,537
Net cash provided by operating activities	226,721	818,527

INVESTING ACTIVITIES
Proceeds from available-for-sale investments, net	200,886	258,919
Proceeds from sales of cost method investments	2,839	24,252
Purchases of property and equipment	(35,668)	(122,958)
Purchases of other assets	(1,473)	(6,622)
Cash paid for acquisitions, net of cash acquired	1,126	(487,221)
Cash paid for licensing and core technology	(13,483)	(27,760)
Other	-	3,450
Net cash provided by (used in) investing activities	154,227	(357,940)

FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans
compensation plans	12,610	108,406
Repayment of acquired debt	-	(24,346)
Excess tax benefit from exercise of stock options	3,398	35,374
Stock repurchases, net	(78,703)	(271,178)
Other	912	1,962
Net cash used in financing activities	(61,783)	(149,782)
Effect of exchange rate changes on cash and cash equivalents	317	(492)
Change in cash and cash equivalents	319,482	310,313
Cash and cash equivalents at beginning of period	324,127	333,296
Cash and cash equivalents at end of period	$643,609	$643,609

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangible assets, stock-based compensation expenses and the related tax effect of those items. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

• The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization and certain stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.

• Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

• Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity. Furthermore, the Company in the future may exclude amortization primarily related to newly acquired intangible assets , additional charges related to its restructuring program and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC.

Non-GAAP Financial Measures Reconciliation

(In thousands, except per share and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended December 31,
	2012
GAAP operating margin	19.7%
Add: stock-based compensation	5.5%
Add: amortization of product related intangible assets	3.2%
Add: amortization of other intangible assets	1.2%
Non-GAAP operating margin	29.6%

	Three Months Ended December 31,
	2012	2011
GAAP net income	$114,029	$108,699
Add: stock-based compensation	41,018	29,318
Add: amortization of product related intangible assets	23,460	14,821
Add: amortization of other intangible assets	9,050	4,514
Less: tax effects related to above items	(18,211)	(10,138)
Non-GAAP net income	$169,346	$147,214

	Three Months Ended December 31,
	2012	2011
GAAP earnings per share – diluted	$0.60	$0.58
Add: stock-based compensation	0.22	0.16
Add: amortization of product related intangible assets	0.13	0.08
Add: amortization of other intangible assets	0.05	0.02
Less: tax effects related to above items	(0.10)	(0.06)
Non-GAAP earnings per share – diluted	$0.90	$0.78

	Twelve Months Ended December 31,
	2012
GAAP operating margin	15.1%
Add: stock-based compensation	5.8%
Add: amortization of product related intangible assets	3.1%
Add: amortization of other intangible assets	1.3%
Non-GAAP operating margin	25.3%

	Twelve Months Ended December 31,
	2012	2011
GAAP net income	$352,547	$356,322
Add: stock-based compensation	149,940	92,909
Add: amortization of product related intangible assets	80,025	54,741
Add: amortization of other intangible assets	34,549	16,390
Add: restructuring charges	-	24
Less: tax effects related to above items	(73,817)	(47,599)
Non-GAAP net income	$543,244	$472,787

	Twelve Months Ended December 31,
	2012	2011
GAAP earnings per share – diluted	$1.86	$1.87
Add: stock-based compensation	0.79	0.49
Add: amortization of product related intangible assets	0.43	0.29
Add: amortization of other intangible assets	0.18	0.08
Add: restructuring charges	-	-
Less: tax effects related to above items	(0.39)	(0.25)
Non-GAAP earnings per share – diluted	$2.87	$2.48

	For the Three Months Ended March 31,	For the Twelve Months Ended December 31,
	2013	2013
GAAP earnings per share - diluted	$0.31 to $0.33	$1.91 to $1.95
Add: adjustments to exclude the effects of
amortization of intangible assets	0.19	0.73
Add: adjustments to exclude the effects of
expenses related to stock-based
compensation	0.23	0.97
Less: tax effects related to above items	(0.10) to (0.13)	(0.46) to (0.53)
Non-GAAP earnings per share - diluted	$0.62 to $0.63	$3.12 to $3.15
For the Twelve Months Ended December 31,
2013
GAAP tax rate	14.0% - 16.0%
Add: tax effects of stock-based compensation
and amortization of intangible assets	6.0
Non-GAAP tax rate	20.0% - 22.0%

CONTACT:
Citrix Systems, Inc.
For media inquiries:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
For investor inquiries:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com